EXHIBIT 11
HIE, INC. AND SUBSIDIARIES
STATEMENT OF COMPUTATION OF PER SHARE LOSS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                         THREE MONTHS ENDED         NINE MONTHS ENDED
                                                           SEPTEMBER 30,              SEPTEMBER 30,
                                                    ----------------------      ------------------------
                                                      1999          1998           1999            1998
                                                    --------       -------      ----------       -------
Net earnings (loss)                                 $   (472)      $   985      $   (3,492)      $   255
                                                    ========       =======      ==========       =======

Weighted average number of common
 shares outstanding                                   25,375        24,089          25,308        23,826
                                                    ========       =======      ==========       =======

Basic net earnings (loss) per common share          $  (0.02)      $  0.04      $    (0.14)      $  0.01
                                                    ========       =======      ==========       =======

Shares used in diluted net earnings (loss) per
 share calculation:
 Weighted average number of common
  shares outstanding                                  25,375        24,089          25,308        23,826

Additional shares assumed outstanding
 from dilutive stock options and warrants
 used in diluted earnings (loss) per share
 calculation(1)                                           --         1,408              --         1,221
                                                    --------       -------      ----------       -------
                                                      25,375        25,497          25,308        25,047
                                                    ========       =======      ==========       =======

Diluted net earnings (loss) per common share        $  (0.02)      $  0.04      $    (0.14)      $  0.01
                                                    ========       =======      ==========       =======


(1) Since stock options and warrants are antidilutive to the diluted loss per common share calculations, stock options and warrants are not considered in such diluted loss per share calculations for the three and nine months ended September 30, 1999.